FOR IMMEDIATE RELEASE

American Realty Capital Properties Accelerates Closings, Acquiring $550 Million of Net Lease Real Estate During Third Quarter 2013

Expects to Close CapLease Following Stockholder Vote Scheduled for September 10, 2013

Previously Announced $0.03 per Share Dividend Increase to $0.94 per Share per Annum to Take Effect Immediately Upon Closing of CapLease Merger

New York, New York, September 3, 2013 – American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) announced today that it expects to close on the acquisition of approximately 150 net lease properties in third quarter 2013, for $550 million, exclusive of closing costs. These purchases put ARCP ahead of its targeted acquisition volume for the period. These properties are 100% occupied , of which 65% are net leased to investment grade tenants (measured by rents), as determined by a major credit rating agency, including CVS Caremark, Dollar General, Family Dollar, Walgreens and Wells Fargo. Purchased at a weighted average cap rate of approximately 7.8% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue, less property operating expenses, by base purchase price), the properties are subject to leases with a weighted average remaining duration of nearly 13 years.

Thus far this quarter, ARCP has closed on 29 net lease properties for $33 million, exclusive of closing costs, 80% net leased to investment grade tenants (measured by rents), as determined by a major credit rating agency, purchased at a weighted average cap rate of 8.6%, and leased for a weighted average remaining duration of approximately 9 years. As of August 31, 2013, ARCP owns 1,211 net lease properties that are 100% occupied (excluding two properties which are vacant and held for sale) with an average remaining lease term of approximately 10 years to 181 tenants, including 59% investment grade tenants (measured by rents). This acquisition activity is consistent with ARCP’s previously announced guidance of $1.1 billion of organic, accretive acquisitions during the second half of 2013, and further positions ARCP for expected 2014 growth, which includes $1.0 billion of 2014 acquisitions. Previously provided 2014 AFFO guidance is for $1.14 to $1.18 per share.

“We continue to identify and acquire high quality net lease properties with strong corporate tenants, including a significant proportion of investment grade tenants, and long-term leases at attractive purchase prices,” noted Michael Weil, ARCP’s President. “These organic investments enable us to fine tune our portfolio diversification by tenant, industry, geography and lease duration, further mitigating risk and enhancing earnings. While maintaining a deliberate focus on the execution of these organic acquisitions, ARCP remains committed to the anticipated closing of its announced merger with CapLease, Inc. (“CapLease”) (NYSE: LSE) as soon as possible following the stockholder vote scheduled for September 10, 2013. In addition, ARCP anticipates the finalization of the proxy for its acquisition of ARCT IV in the next several weeks, clearing the way for stockholders from both companies to cast their ballots on that pending merger. As previously announced, ARCP’s annualized dividend will increase immediately by $0.03 per share from $0.91 per share to $0.94 per share per annum upon closing the CapLease merger.”

“Completing the CapLease merger is a significant milestone for ARCP,” noted Nicholas S. Schorsch, ARCP’s Chairman and Chief Executive Officer. “Not only do we project approximately 10% AFFO per share accretion as a result of the merger, we hope to augment our intellectual capital with the addition of Paul McDowell and his senior management team, who bring distinct build-to-suit development expertise, while deepening our bench. Closing CapLease is also an important step in our announced path to self-management, which we believe will result in significant stockholder value once concluded. Moreover, I am particularly pleased with our pace of completed acquisitions in the third quarter, considerably ahead of forecasts, and properly positioning ARCP to meet its announced property portfolio targets by year end.”

About ARCP

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market that qualified as a real estate investment trust for U.S. federal income tax purposes beginning in the taxable year ended December 31, 2011, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about the ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding the Company and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Additional Information about the CapLease Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed CapLease merger, CapLease filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) on July 31, 2013 and a form of proxy was mailed to CapLease’s common stockholders. The proxy statement contains important information about the proposed CapLease merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY ARCP OR CAPLEASE WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCP, CAPLEASE AND THE PROPOSED CAPLEASE MERGER.

Investors and security holders of CapLease will be able to obtain free copies of the proxy statement and other relevant documents filed by CapLease with the SEC (if and when then become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by CapLease with the SEC are also available on CapLease’s website at www.caplease.com, and copies of the documents filed by ARCP with the SEC are available on ARCP’s website at www.arcpreit.com.

The directors, executive officers and employees of CapLease may be deemed “participants” in the solicitation of proxies from stockholders of CapLease in favor of the proposed CapLease merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of CapLease in connection with the proposed CapLease merger is set forth in CapLease’s definitive proxy statement filed with the SEC on July 31, 2013 and the other relevant documents filed with the SEC. You can find information about CapLease’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 19, 2013.

Additional Information about the ARCT IV Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed ARCT IV merger, ARCP and ARCT IV expect to prepare and file with the SEC a joint proxy statement and ARCP expects to prepare and file with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to ARCP’s proposed acquisition of ARCT IV. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ARCT IV MERGER.

Investors may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by ARCP and ARCT IV with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by ARCP with the SEC are also available free of charge on ARCP’s website at www.arcpreit.com, and copies of the documents filed by ARCT IV with the SEC are available free of charge on ARCT IV’s website at www.arct-4.com.

ARCP, ARCT IV, AR Capital, LLC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ARCP’s and ARCT IV’s stockholders in respect of the proposed ARCT IV merger. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding ARCT IV’s directors and executive officers can be found in ARCT IV’s definitive proxy statement filed with the SEC on April 30, 2013. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed ARCT IV merger if and when they become available. These documents are available free of charge on the SEC’s website and from ARCP or ARCT IV, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s, CapLease’s and ARCT IV’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when ARCP will become self-managed and the terms of any arrangements related thereto, whether and when the transactions contemplated by either of the merger agreements will be consummated, the combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including funds from operations and adjusted funds from operations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of either of the merger agreements; (2) the inability to complete either of the proposed mergers due to the failure to obtain CapLease stockholder approval for the CapLease merger, ARCP stockholder approval to issue shares to ARCT IV stockholders in the ARCT IV merger, ARCT IV stockholder approval of the ARCT IV merger or the failure to satisfy other conditions to completion of either of the mergers, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of one or both of the mergers; (3) risks related to disruption of management’s attention from the ongoing business operations due to the proposed mergers; (4) the effect of the announcement of the proposed mergers on CapLease’s, ARCT IV’s or ARCP’s relationships with its customers, tenants, lenders, operating results and businesses generally; (5) the outcome of any legal proceedings relating to the mergers or the merger agreements; and (6) risks to consummation of the mergers, including the risk that the mergers will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in ARCP’s, ARCT IV’s and CapLease’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. ARCP, ARCT IV and CapLease disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

Anthony J. DeFazio	Brian S. Block, EVP & CFO
DDCWorks	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: (484-342-3600)	Ph: (212-415-6500)

Jonathan Keehner / Taylor Ingraham
Joele Frank, Wilkinson Brimmer Katcher
Ph: (212-355-4449)